Exhibit 10.30

AMENDMENT LETTER

To:	JohnsonDiversey UK Limited (the “Originator”)

Weston Favell Centre,

Northhampton, NN3 8PD

United Kingdom

Date: 19 January 2007

Dear Sirs,

Receivables Offer Deed dated 24 October 2003 (the “Agreement”)

We refer to the Agreement. Save as defined in this letter, words and expressions defined in the Agreement shall have the same meanings when used in this letter.

1.	The Agreement shall be amended as follows:

(a)	Clause 1.1 (Definitions) of the Agreement shall be amended by deleting the definition of Deed of Trust and Charge and replacing it with the following:

“Deed of Trust and Charge” means the deed of trust and charge over the UK Collection Account dated 19 January 2007 between the Buyer and Originator or such other deed of trust and charge as the parties may from time to time designate.”

(b)	Clause 1.1 (Definitions) of the Agreement shall be amended by deleting the definition of UK Collection Account and replacing it with the following:

“UK Collection Account” shall have the meaning ascribed to it in the Deed of Trust and Charge.

(e)	Save as amended by this letter, the provisions of the Agreement shall continue in full force and effect and the Agreement and this letter shall be read and construed as one instrument.

(f)	With effect from the date of this letter, references in the Agreement to “this Agreement” shall, unless the context otherwise requires, be construed as references to the Agreement as amended by this letter.

2.	This letter may be executed in counterparts each of which, when taken together, shall constitute one and the same agreement.

3.	For the purposes of Clause 10.3 (Notices) our address is:

Address: 3993 Howard Hughes Parkway, Suite 100, Las Vegas, NV 89109, United States of America

Fax Number: +1 702 691-2236

Attention: Mr. William Uelmen, President

4.	This letter is governed by and shall be construed in accordance with English law and the provisions of Clauses 10.8 (Courts of England), 10.9 (Waiver), 10.10 (Service of Process), 10.11 (Proceedings in Other Jurisdictions), 10.12 (General Consent) and 10.13(Waiver of Immunity) of the Agreement shall be deemed to be incorporated in this letter in full, mutatis mutandis, save that references to “this Deed” shall be construed as references to this letter.

Please sign, date and return the enclosed copy of this letter to signify your acceptance and acknowledgement of its terms and conditions.

Yours faithfully

/s/ William Uelmen
For and on behalf of
JWPR CORPORATION

Acknowledged and agreed by

/s/ Emma Dobson
For and on behalf of
JOHNSONDIVERSEY UK LIMITED